UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 2, 2017

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8187-8277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 2, 2017, a wholly-owned indirect subsidiary of Future FinTech Group Inc. (the “Company” or “Future FinTech”), Hedetang Foods (China) Co., Ltd. (“Hedetang”), entered into a series of Creditor’s Rights Transfer Agreements (collectively, the “Acquisition Agreements”) with each of Shaanxi Chunlv Ecological Agriculture Co. Ltd., Shaanxi Boai Medical Technology Development Co., Ltd., and Shaanxi Fu Chen Venture Capital Management Co. Ltd. (collectively, the “Sellers”). Pursuant to the Acquisition Agreements, Hedetang agreed to purchase certain creditor’s rights of associated with companies located in the PRC for an aggregate purchase price of RMB 181,006,980 (approximately $27,344,096), of which RMB 108,604,188 (approximately $16,437,248.50) will be paid in cash and RMB 72,402,792 (approximately $10,937,638.50) will be paid in shares of common stock of the Company (the “Share Payment”) based on the average of the closing prices of Future FinTech’s common stock over the five trading days preceding the date of the Acquisition Agreements.

A summary of the Acquisition Agreements is as follows:

1) Shaanxi Chunlv Ecological Agriculture Co. Ltd. agreed to transfer all its credit rights of principal and interest owed by Xi’an Tongji Department Store Co., Ltd. to Hedetang. The book balance of the principal is RMB 23,625,000, the interest is RMB 38,281,900, and the total credit balance, including the principal and the interest is RMB 61,906,900, of which the RMB 19,757,800 credit is guaranteed by a third party company. According to No. (2017) 030 Appraisal Report from Shaanxi Delixin Asset Appraisal Co., Ltd. dated October 23, 2017, the amount for this debt that likely could be collected is RMB 50,210,400, which is 81.11% of the total debt. Hedetang agreed to purchase the creditor’s rights of this debt for RMB 30,126,240, which is 60% of the collectable amount according to the appraisal report.

2) Shaanxi Chunlv Ecological Agriculture Co. Ltd. agreed to transfer all its credit rights of principal and interest owed by Shaanxi Youyi Co., Ltd. to Hedetang. The book balance for the principal is RMB 45,345,000, the interest is RMB 71,224,300, and the total credit balance including the principal and the interest is RMB 116,569,300, all of which is guaranteed by a third party company. According to No. (2017) 031 Appraisal Report from Shaanxi Delixin Asset Appraisal Co., Ltd. dated October 23, 2017, the amount for this debt that likely could be collected is RMB 94,421,200, which is 81% of the total debt. Hedetang agrees to purchase the creditor’s rights of this debt for RMB 56,652,720, which is 60% of the collectable amount according to the appraisal report.

3) Shaanxi Fu Chen Venture Capital Management Co., Ltd. agreed to transfer all its credit rights of principal and interest owed by State Owned Shaanxi No. 8 Cotton and Textile Mill to Hedetang. The book balance for the principal is RMB 72,370,000, the interest is RMB 138,037,700, and the total of credit including the principal and the interest is RMB 210,407,700, and there is no effective guarantee or pledged assets to secure this debt. According to No. (2017) 032 Appraisal Report from Shaanxi Delixin Asset Appraisal Co., Ltd. dated October 23, 2017, the amount for this debt that likely could be collected is RMB 140,973,200, which is 67% of the total debt. Hedetang agreed to purchase the creditor’s rights of this debt for RMB 84,583,920, which is 60% of the collectable amount according to the appraisal report.

4) Shaanxi Boai Medical Technology Development Co., Ltd. agreed to transfer all its credit rights of principal and interest owed by Xi’an Yanliang Economic Development Co., Ltd. to Hedetang. The book balance for the principal is RMB 6,350,000, the interest is RMB 9,834,300, and the total of credit including the principal and the interest is RMB 16,184,300, which is secured by certain land use rights. According to No. (2017) 033 Appraisal Report from Shaanxi Delixin Asset Appraisal Co., Ltd. dated October 23, 2017, the amount for this debt that likely could be collected is RMB 16,073,500, which is 99.32% of the total debt. Hedetang agreed to purchase the creditors rights of this debt for RMB 9,644,100, which is 60% of the collectable amount according to the appraisal report.

The sales and issuances of the shares of our common stock to the Sellers pursuant to the Acquisition Agreements are being made in reliance on the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

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The Share Payment is contingent on Future FinTech receiving shareholder approval at a Special Shareholders Meeting to increase its authorized common stock to 60,000,000 shares and to approve the Share Payment issuance under Acquisition Agreements. The Special Shareholders Meeting is expected to be held on January 30, 2018.

The Acquisition Agreements are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K. The foregoing summary of the terms of the Acquisition Agreements is subject to, and qualified in its entirety by, the Acquisition Agreements, which are incorporated herein by reference.

In connection with the Acquisition Agreements and to provide funding for their consummation, on November 3, 2017, Future FinTech entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Mr. Zeyao Xue (“Xue”) pursuant to which Future FinTech agreed to sell 11,362,159 shares of its common stock (the “Shares”) to Xue for an aggregate purchase price of $16,437,248.50. The per share price for the Shares was determined using the average closing price quoted on the NASDAQ Global Market for the common stock of the Company over the three (3) trading days prior to the date of the Share Purchase Agreement (the “Purchase Price”). Under the terms of the Share Purchase Agreement, the Purchase Price may be adjusted upward if, on the third business day following the later of (i) the public disclosure of the execution of the Acquisition Agreements and (ii) the Company's filing of its Form 10-Q for the quarter ended September 30, 2017 (in each case, counting the date of disclosure as the first such day, provided that the applicable public disclosure is made prior to the close of trading on such date), the per share closing price of the Company’s common stock quoted on the NASDAQ Global Market (the “Disclosure Price”) is higher than the Purchase Price, in which case the Purchase Price shall be adjusted to the Disclosure Price (the “Adjusted Price”), and Xue shall pay to the Future FinTech an amount equal to (x) the difference between the Purchase Price and the Adjusted Price (y) multiplied by the number of Shares (the “Additional Amount”). If the Disclosure Price is lower than Purchase Price, no adjustment of the Purchase Price shall be made.

Xue currently beneficially owns 2,337,155 shares, or 45.2% of Future FinTech’s issued and outstanding common stock and Mr. Yongke Xue, a member of the Board of Directors of Future FinTech, is Xue’s father. The consummation of the Share Purchase Agreement is contingent on Future FinTech receiving shareholder approval at a Special Shareholders Meeting to increase its authorized common stock to 60,000,000 shares and the approval of Shares issuance under the Share Purchase Agreement by the shareholders of the Company.

The sale and issuance of the shares of our common stock to Xue pursuant to the Share Purchase Agreement is being made in reliance on the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

The Share Purchase Agreement is filed as Exhibits 10.5 to this Current Report on Form 8-K. The foregoing summary of the terms of the Share Purchase Agreement is subject to, and qualified in its entirety by, the Share Purchase Agreement, which is incorporated herein by reference.

The representations, warranties and covenants contained in the Acquisition Agreements and the Share Purchase Agreement were made solely for the benefit of the respective parties thereto. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Acquisition Agreements and Share Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the Acquisition Agreements and Share Purchase Agreements are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of the Acquisition Agreements and Share Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure regarding the Acquisition Agreements and Share Purchase Agreement set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

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Item 8.01 Other Events

On November 6, 2017, the Company issued a press release announcing the Acquisition Agreements and Share Purchase Agreement described in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 to this Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Creditor’s Rights Transfer Agreement by and between Hedetang Foods (China) Co., Ltd., and Shaanxi Chunlv Ecological Agriculture Co. Ltd., dated November 2, 2017. Incorporated by reference to Exhibit 3 to the Amendment No. 1 to Schedule 14A Proxy Statement filed on November 6, 2017.
10.2	Creditor’s Rights Transfer Agreement by and between Hedetang Foods (China) Co., Ltd., and Shaanxi Chunlv Ecological Agriculture Co. Ltd., dated November 2, 2017. Incorporated by reference to Exhibit 4 to the Amendment No. 1 to Schedule 14A Proxy Statement filed on November 6, 2017.
10.3	Creditor’s Rights Transfer Agreement by and between Hedetang Foods (China) Co., Ltd., and Shaanxi Boai Medical Technology Development Co., Ltd., dated November 2, 2017. Incorporated by reference to Exhibit 5 to the Amendment No. 1 to Schedule 14A Proxy Statement filed on November 6, 2017.
10.4	Creditor’s Rights Transfer Agreement by and between Hedetang Foods (China) Co., Ltd., and Shaanxi Fu Chen Venture Capital Management Co. Ltd., dated November 2, 2017. Incorporated by reference to Exhibit 6 to the Amendment No. 1 to Schedule 14A Proxy Statement filed on November 6, 2017.
10.5	Share Purchase Agreement by and between Future FinTech Group Inc. and Zeyao Xue, dated November 3, 2017. Incorporated by reference to Exhibit 7 to the Amendment No. 1 to Schedule 14A Proxy Statement filed on November 6, 2017.
99.1	Press Release dated November 6, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: November 6, 2017	By:	/s/ Hongke Xue
	Name:	Hongke Xue
	Title:	Chief Executive Officer

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